CONFIDENTIAL TREATMENT REQUESTED

BY RUBICON TECHNOLOGY, INC.

Exhibit 10.17(a)

FIRST AMENDMENT TO 2008 SAPPHIRE MATERIAL SUPPLY AGREEMENT

by and between

CRYSTALWISE TECHNOLOGY, INC.

and

RUBICON TECHNOLOGY, INC.

This First Amendment (this “Amendment”) to the 2008 Sapphire Material Supply Agreement dated as of May 19, 2007 (the “Agreement”) by and between Crystalwise Technology, Inc. (“CWT”) and Rubicon Technology, Inc. (“Rubicon”) is effective as of July 7, 2008 (the “Effective Date”).

RECITALS:

A.	CWT and Rubicon are parties to the “Agreement”, providing for the purchase and sale of Products, as defined therein.

B.	CWT has requested a change in the pricing schedule for Q3’08 and Q4’08.

C.	CWT has requested a reduction in the volume commitment as defined in Article 1 of the Agreement.

D.	CWT has requested a change in the payment terms for Q3’08 and Q4’08

Now, therefore, in consideration of Rubicon’s interest in accommodating CWT to foster a long term supply relationship, the sufficiency of which is hereby acknowledged, CWT and Rubicon agree as follow:

1.	Definitions. Unless otherwise expressly provided in this Amendment, each capitalized term used in this Amendment has the same meaning as in the Agreement.

2.	Change in pricing. The new pricing will be as set forth below, as of the Effective Date:

Product	Part #s	Q1/Q2 08 Prices	Q3/Q4 08 Prices
[***]	F107	[***]	[***]
[***]	F303	[***]	[***]
[***]	F27	[***]	[***]
[***]	F299	[***]	[***]
[***]	TBD	[***]	[***]
[***]	TBD	[***]	[***]

*	[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY RUBICON TECHNOLOGY, INC.

3.	Volume commitment. If CWT requests that Rubicon authorize CWT to take delivery of less than the 1,410,000 TIE units specified in the Agreement during the term of the Agreement, then Rubicon may, in its sole discretion, grant CWT’s request and specify a reduction in the number of TIE units to be delivered to and accepted by CWT during the term. If Rubicon grants a CWT request to reduce CWT’s obligation to take delivery of, accept, and pay for 1,410,000 TIE units during the term of the Agreement, then CWT shall purchase in 2009 the difference between the 1,410,000 TIE unit commitment and the actual TIE units supplied by Rubicon during the term of the Agreement (the “Volume Shortfall”). CWT agrees to purchase that quantity at a rate not to exceed 60,000 TIE units per month until the full amount of the Volume Shortfall is purchased. The pricing and for the Volume Shortfall will be the Q3/Q4 08 Prices established by this Amendment.

4.	Change in Payment Terms. The new payment terms will change from 30 days to 60 days, as of the Effective Date. All payment amounts are due 60 days from the date of the invoice.

5.	No Other Changes. Except as is expressly provided in this Amendment, the Agreement is not amended or revised in any way and remains in full force and effect.

The parties have caused their duly authorized representatives to execute this Amendment as of the Effective Date.

Crystalwise Technology, Inc.
6F, No.24, Wen-Huah Rd, Hsin-chu Industry Park, Hsin-chu, 303, Taiwan R.O.C.

TEL: 886-3-5970212	FAX: 886-3-5971226

By:	/s/ Kris Peng
Kris Peng, President

Rubicon Technology, Inc.
9931 Franklin Avenue, Franklin Park, Illinois 60131

TEL: 847-295-7000	FAX: 847-295-7555

By:	/s/ Raja Parvez
Raja Parvez, CEO

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